Exhibit A
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 11, 2008	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Managing Director, Legal & Regulations

Dated: February 11, 2008	TEMASEK CAPITAL (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Director

Dated: February 11, 2008	SELETAR INVESTMENTS PTE LTD.
	By:	/s/ Jeffrey Chua Siang Hwee
		Name:	Jeffrey Chua Siang Hwee
		Title:	Director

Dated: February 11, 2008	BAYTREE INVESTMENTS (MAURITIUS) PTE LTD
	By:	/s/ Ashraf Ramtoola
		Name:	Ashraf Ramtoola
		Title:	Director